Exhibit 99.1

BioTime’s Subsidiary Cell Cure Neurosciences Ltd. Demonstrates the Safety and Efficacy of OpRegen® in Preclinical Animal Studies

ALAMEDA, Calif. & JERUSALEM--(BUSINESS WIRE)--September 17, 2014--BioTime, Inc. (NYSE MKT: BTX), HBL Hadasit Bio-Holdings Ltd. (Tel Aviv Stock Exchange: HDST) and Cell Cure Neurosciences Ltd. (Cell Cure) today announced that Cell Cure has received the final results of a series of extensive preclinical safety and efficacy studies of its development-stage product designated OpRegen®, which is intended for use in the treatment of dry form age-related macular degeneration (dry-AMD). These studies were conducted by Cell Cure and contract research organizations in preparation for an IND filing with the Food and Drug Administration for a Phase 1/2a study in patients with geographic atrophy, the severe stage of dry-AMD. OpRegen® consists of retinal pigment epithelial cells derived from human embryonic stem cells using a proprietary directed differentiation method. OpRegen® is intended to be administered into the subretinal space of patients as a suspension of cells to treat this leading cause of blindness.

“We are very pleased with the safety data obtained in two animal species that demonstrate that OpRegen® cells survive following transplantation for a long period of time and do not result in teratoma formation or any other type of pathology. The efficacy of the OpRegen® cells was evaluated in the Royal College of Surgery rat model of retinal degeneration, which is a well-established animal model of retinal degeneration which has been extensively used to evaluate various potential cell therapies. The OpRegen® cells were found to remain therapeutically functional over long periods and to maintain the animal’s visual performance that would normally decay over time in this disease model,” said Benjamin Reubinoff, MD, PhD, Chief Scientific Officer of Cell Cure and Chairman of Obstetrics and Gynecology and Director of the Hadassah Human Embryonic Stem Cell Research Center at Hadassah Medical Center, Jerusalem, Israel. “Furthermore, the protection of the animal’s vision from decay was dose dependent. As an additional indicator of therapeutic potential, the number of cone photoreceptors, which are responsible for fine vision in humans and are degenerating in the macula of dry-AMD patients, was found to remain constant over an extended period in the animal model.”

“We are very pleased with the progress that Cell Cure’s team has made in preparing for the company’s FDA submission,” said Charles S. Irving PhD, Cell Cure’s CEO. “We look forward to initiating the clinical trial that will utilize for the first time high quality, xeno-free grade RPE cells for the treatment of geographic atrophy, the severe stage of dry-AMD.”

About Age-Related Macular Degeneration

Age-related macular degeneration (AMD) is one of the major diseases of aging and is the leading cause of visual impairment in Americans 55 years of age and older. AMD affects the macula, which is the part of the retina responsible for sharp, central vision that is important for facial recognition, reading and driving. There are two forms of AMD. The dry form (dry-AMD) advances slowly and painlessly until it reaches the severe form called geographic atrophy (GA), which may result in legal blindness. About 10% of patients with dry-AMD develop wet-AMD, which is an acute disease and can lead to blindness in a matter of weeks. Wet-AMD can be treated with currently-marketed angiogenesis inhibitors such as Lucentis or Eylea, however, such products typically require frequent injections, and patients often continue to suffer from the continued progression of the underlying dry-AMD disease process. There is no FDA-approved treatment for dry-AMD for which some seven million people in the US have the intermediate form of the disease and have a high risk for developing GA. The market opportunity for a treatment for GA has been estimated at over $5 billion globally. Current estimated sales of angiogenesis inhibitors for the treatment of the wet form of AMD are estimated to be about $7 billion worldwide. The root cause of the larger problem of dry-AMD is believed to be the degeneration of a particular type of cell in the retina called "retinal pigment epithelial" (RPE) cells. One of the most exciting therapeutic approaches to dry-AMD is the transplantation of healthy, young RPE cells to replace the patient’s old degenerating RPE cells. One of the most promising sources of healthy RPE cells is from pluripotent stem cells.

About OpRegen®

Cell Cure's OpRegen® consists of RPE cells that are produced using a proprietary process that drives the differentiation of human embryonic stem cells into high purity RPE cells. OpRegen® is also “xeno-free", meaning that no animal products were used either in the derivation and expansion of the human embryonic stem cells or in the directed differentiation process. The avoidance of the use of animal products eliminates some safety concerns. OpRegen® is formulated as a suspension of RPE cells. Preclinical studies in mice have shown that OpRegen® transplanted subretinally as a suspension of cells can rapidly organize into their natural monolayer structure and survive throughout the lifetime of the animal. OpRegen® will be an “off-the-shelf” allogeneic product provided to retinal surgeons in a final formulation ready for transplantation. Unlike treatments that require multiple injections into the eye, such as currently-marketed products like Lucentis and Eylea for wet-AMD, it is expected that OpRegen® will be administered in a single procedure.

About Cell Cure Neurosciences Ltd.

Cell Cure Neurosciences Ltd. was established in 2005 as a subsidiary of ES Cell International Pte. Ltd. (ESI), now a subsidiary of BioTime, Inc. (NYSE MKT: BTX). Cell Cure’s second largest shareholder is HBL Hadasit Bio-Holdings, (TASE: HDST, OTC: HADSY). Cell Cure is located in Jerusalem, Israel on the campus of Hadassah Medical Center. Cell Cure's mission is to become a leading supplier of human cell-based therapies for the treatment of retinal and neural degenerative diseases. Its technology platform is based on the manufacture of diverse cell products sourced from clinical-grade (GMP-compatible) human embryonic stem cells. Its current focus is the development of retinal pigment epithelial (RPE) cells for the treatment of age-related macular degeneration. Cell Cure's major shareholders include BioTime, Inc., HBL Hadasit Bio-Holdings Ltd., Teva Pharmaceuticals Industries Ltd. (NYSE: TEVA), and Asterias Biotherapeutics (OTCBB: ASTY). Additional information about Cell Cure can be found on the web at www.cellcureneurosciences.com. A video of a presentation by Cell Cure’s CEO Dr. Charles Irving is available on BioTime’s web site.

About BioTime

BioTime is a biotechnology company engaged in research and product development in the field of regenerative medicine. Regenerative medicine refers to therapies based on stem cell technology that are designed to rebuild cell and tissue function lost due to degenerative disease or injury. BioTime’s focus is on pluripotent stem cell technology based on human embryonic stem (“hES”) cells and induced pluripotent stem (“iPS”) cells. hES and iPS cells provide a means of manufacturing every cell type in the human body and therefore show considerable promise for the development of a number of new therapeutic products. BioTime’s therapeutic and research products include a wide array of proprietary PureStem® progenitors, HyStem® hydrogels, culture media, and differentiation kits. BioTime is developing Renevia™ (a HyStem® product) as a biocompatible, implantable hyaluronan and collagen-based matrix for cell delivery in human clinical applications, and is planning to initiate a pivotal clinical trial around Renevia™, in 2014. In addition, BioTime has developed Hextend®, a blood plasma volume expander for use in surgery, emergency trauma treatment and other applications. Hextend® is manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ HealthCare Corporation, under exclusive licensing agreements.

BioTime is also developing stem cell and other products for research, therapeutic, and diagnostic use through its subsidiaries:

  Asterias Biotherapeutics, Inc. is developing pluripotent stem-cell based therapies in neurology and oncology, including AST-OPC1 oligodendrocyte progenitor cells in spinal cord injury, multiple sclerosis and stroke, and AST-VAC2, an allogeneic dendritic cell-based cancer vaccine. Asterias trades publicly under the symbol ASTY.
  BioTime Asia, Ltd., a Hong Kong company, may offer and sell products for research use for BioTime’s ESI BIO Division.
  Cell Cure Neurosciences Ltd. is an Israel-based biotechnology company focused on developing stem cell-based therapies for retinal and neurological disorders, including the development of retinal pigment epithelial cells for the treatment of macular degeneration, and treatments for multiple sclerosis.
  ESI BIO is the research and product marketing division of BioTime, providing stem cell researchers with products and technologies to enable them to translate their work into the clinic, including PureStem® progenitors and HyStem® hydrogels.
  LifeMap Sciences, Inc. markets, sells, and distributes GeneCards®, the leading human gene database, as part of an integrated database suite that also includes the LifeMap Discovery® database of embryonic development, stem cell research, and regenerative medicine, and MalaCards, the human disease database.
  LifeMap Solutions, Inc. is a subsidiary of LifeMap Sciences focused on developing mobile health (mHealth) products.
  OncoCyte Corporation is developing products and technologies to diagnose and treat cancer, including PanC-Dx™, with three clinical trials currently underway.
  OrthoCyte Corporation is developing therapies to treat orthopedic disorders, diseases and injuries.
  ReCyte Therapeutics, Inc. is developing therapies to treat a variety of cardiovascular and related ischemic disorders, as well as products for research using cell reprogramming technology.

BioTime stock is traded on the NYSE MKT, ticker BTX. For more information, please visit www.biotimeinc.com or connect with the company on Twitter, LinkedIn, Facebook, YouTube, and Google+.

About HBL Hadasit Bio-Holdings Ltd., Inc.

HBL Hadasit Bio-Holdings Ltd. (“HBL”) (TASE: HDST, OTC: HADSY) was established and issued by HADASIT (the technology transfer company of the Hadassah University Hospital) in 2006 with the aim to promote the knowledge and experience gained from the research laboratories of Hadassah Medical Center. HBL holds equity in six biotechnology companies, all of which have already demonstrated feasibility - efficacy in animal models, and - three of which are already in human clinical trials. Companies included in HBL are companies that develop drugs with blockbuster potential (markets designated totaling over a billion dollars) active in the fields of cancer, inflammatory diseases and tissue regeneration using stem cells - areas in which the Hadassah Medical Center has vast expertise and global leadership. HBL is managed by Tami Kfir. For more information visit our website: www.hbl.co.il

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for BioTime and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the business of BioTime and its subsidiaries, particularly those mentioned in the cautionary statements found in BioTime's Securities and Exchange Commission filings. BioTime disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com